UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2012

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ROTECH HEALTHCARE INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-50940	03-0408870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 822-4600

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2012, Rotech Healthcare Inc. (the “Company”) appointed David J. Meador, age 40, as its new Chief Financial Officer. Mr. Meador has a combination of public company, private industry and public accounting experience. From 2007 to 2010, Mr. Meador was the Chief Financial Officer of AFD, Inc., an international company specializing in luxury consumer products. From 2005 to 2007, Mr. Meador served as the Chief Financial Officer of Stinger Systems, Inc., a publicly traded company. From 1993 to 2005, Mr. Meador served in various public accounting firms including Ernst & Young LLP, KPMG LLP and PricewaterhouseCoopers LLP. Mr. Meador is a Certified Public Accountant. He received his BS in Business Administration from Samford University in Birmingham, Alabama, an MBA from the University of Alabama and a Master of Science in Accounting from the University of Central Florida.

There were no arrangements or understandings between Mr. Meador and any other persons pursuant to which Mr. Meador was selected or nominated as an officer of the Company. Mr. Meador does not have a family relationship with any director or executive officer of the Company. There are no transactions or currently proposed transaction in which the Company is to be a participant and the amount involved exceeds $120,000, and in which Mr. Meador will have a direct or indirect material interest.

In connection with his appointment, the Company entered into an Agreement with Respect to Rights Upon Termination of Employment, dated as of August 6, 2012, with Mr. Meador (the “Agreement”) that provides as follows:

•	Mr. Meador will receive an annual base salary of $260,000;

•	Mr. Meador's annual target performance bonus will be 75% of his base salary, pro rated for 2012; and

•
If Mr. Meador's employment is terminated by the Company without cause or by Mr. Meador for good reason, including any such termination following a change in control of the Company, subject to his executing and delivering to the Company a general release of claims, the Company will (i) pay Mr. Meador a lump sum equal to the sum of 100% of his then base salary and (ii) pay the monthly premiums for Mr. Meador's COBRA continuation coverage under the Company's medical plan for a period of 12 months from the date of his termination; except that he will not be entitled to such severance payment and benefit if the Company terminates his employment or he resigns, for any reason, upon 30 days written notice to the other party on or prior to November 3, 2012 (a “No Fault Termination”).

In addition, under the Agreement, Mr. Meador has agreed that (a) while employed and thereafter, he will keep confidential all of the Company's non-public information, matters and materials and (b) that while employed and for a period of 12 months following the termination of his employment, he will not directly or indirectly compete with the Company, solicit any of its employees or knowingly do anything that would be adverse in any material way to the Company's interests (including interfering with the Company's business relationships), except that the covenant not to compete with the Company will not apply following a No Fault Termination. On August 9, 2012, Mr. Meador was awarded 70,000 stock options under the Company's Common Stock Option Plan. This option grant will vest in sixteen equal quarterly amounts over four years commencing on the date of appointment, August 6, 2012.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No	Description
99.1	Agreement with Respect to Rights Upon Termination of Employment, dated as of August 6, 2012, between the Company and David J. Meador

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.

Dated: August 9, 2012	By:	/s/ Philip L. Carter
Philip L. Carter
President and Chief Executive Officer